Exhibit 99.1

Critical Path, Inc. Enters into Merger Agreement

to Take Company Private

San Francisco, CA, December 5, 2007 – Critical Path, Inc. (OTC: CPTH) (“Critical Path”), a leading provider of messaging software and services, announced today that it has entered into a definitive merger agreement with CP Holdco, LLC, a Delaware limited liability company (“Newco”), and CP Merger Co., a California corporation and wholly owned subsidiary of Newco (“Merger Sub”). Pursuant to the merger agreement, Merger Sub will merge with and into Critical Path. If the proposed merger is completed, holders of Critical Path’s common stock (other than Newco and shareholders entitled to and who properly exercise dissenters’ rights under California law) will receive $0.102 in cash (without interest and less any required withholding taxes) for each share of common stock they own.

Newco is beneficially owned and controlled by certain affiliates of General Atlantic, LLC (collectively, “General Atlantic”), certain affiliates of Cheung Kong (Holdings) Limited (collectively, “Cheung Kong”) and certain other shareholders of Critical Path.

In connection with the proposed merger, Critical Path intends to amend and restate its articles of incorporation and consummate a recapitalization consisting of (i) the conversion of all of Critical Path’s outstanding 13.9% promissory notes due June 30, 2008 into shares of Critical Path’s common stock immediately after the proposed merger pursuant to a Note Exchange Agreement, (ii) the cancellation of all of the outstanding warrants and options exercisable for shares of capital stock of Critical Path (holders of options or warrants with exercise prices at or below the per share merger consideration will receive an amount equal to the difference between the exercise price of such option or warrant and the per share merger consideration), (iii) a 70,000-to-1 reverse stock split of Critical Path’s Series E Redeemable Convertible Preferred Stock (“Series E preferred stock”) to be effected immediately following the proposed merger and the cash out of all fractional shares of Series E preferred stock following such reverse split based on the per share merger consideration and (iv) the conversion of all of Critical Path’s outstanding Series D Cumulative Redeemable Convertible Preferred Stock (“Series D preferred stock”) and the remaining Series E preferred stock into shares of Critical Path’s common stock following the proposed merger.

The special committee of Critical Path’s board of directors and the board of directors have each approved the amended and restated articles of incorporation and the merger agreement and have agreed to file a proxy statement with the Securities and Exchange Commission (the “SEC”) recommending that Critical Path’s shareholders approve the adoption of the amended and restated articles of incorporation and the adoption of the merger agreement and approval of the merger.

Shareholders controlling a majority of each class and series of Critical Path’s outstanding capital stock have entered into a voting agreement pursuant to which they have agreed to approve the proposed transactions.

The proposed transactions, which are expected to close during the second calendar quarter of 2008, require the approval of Critical Path’s stockholders and are subject to regulatory approval and the satisfaction of certain other customary closing conditions.

About Critical Path

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse is designed to protect consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s solutions are deployed by service providers throughout the world. More information is available at www.criticalpath.net.

About CP Holdco, LLC and CP Merger Co.

CP Holdco, LLC, a Delaware limited liability company, and CP Merger Co., a California corporation, were formed by General Atlantic, Cheung Kong and certain other shareholders of Critical Path in order to consummate the proposed merger.

Oppenheimer & Co. Inc., which rendered a fairness opinion to the special committee of Critical Path’s board of directors, served as the financial advisor to the special committee. Gibson Dunn & Crutcher LLP served as legal advisor to the special committee on the transaction. Paul, Hastings, Janofsky & Walker LLP served as legal advisor to Critical Path on the transaction.

Additional Information About the Transactions and Where to Find It

In connection with the proposed merger, Critical Path will file a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRITICAL PATH AND THE PROPOSED TRANSACTIONS. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Critical Path at www.sec.gov, the SEC’s website. Free copies of Critical Path’s SEC filings are also available on Critical Path’s website at www.criticalpath.net.

Participants in the Solicitation

Critical Path and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Critical Path’s shareholders with respect to the proposed transactions. Information regarding the officers and directors of Critical Path is included in its definitive proxy statement for its 2007 annual meeting filed with the SEC on November 29, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by Critical Path. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify Critical Path’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in Critical Path’s filings with the SEC (www.sec.gov) made from time to time including Critical Path’s Form 10-Q for the quarter ended September 30, 2007 and all subsequent filings with the SEC. Critical Path makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo, Memova and the Memova logo and Messages that Matter are the trademarks of Critical Path, Inc., some of which are registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Nikki Gore	Investor Relations
415.408.5247	415.251.2619
cp-publicrelations@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net